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                                                                    EXHIBIT 23.5

The Board of Directors
NetGravity, Inc.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in this Registration Statement.

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
                                               /s/ KPMG LLP
San Francisco, California                      --------------------------------------------
October 19, 1999                               KPMG LLP
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